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                                                                   Exhibit 10.10



                      HOLDING COMPANY EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of April 1, 1997, by and between CARVER BANCORP, INC., a publicly held business corporation organized and operating under the laws of the State of Delaware and having an office at 75 West 125th Street, New York, New York 10027 ("Holding Company") and THOMAS L. CLARK, JR., an individual residing at 65 Kent Road, White Plains, New York 10603 ("Executive").


                                   WITNESSETH:


         WHEREAS, Executive currently serves the Holding Company in the capacity of President and Chief Executive Officer and as a member of the Board of Directors of the Holding Company ("Board"); and

         WHEREAS, the Holding Company desires to assure for itself the continued availability of the Executive's services and the ability of the Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change in Control (as hereinafter defined); and

         WHEREAS, Executive is willing to continue to serve the Holding Company on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Holding Company and Executive hereby agree as follows:


         SECTION 1. EMPLOYMENT.

         The Holding Company agrees to continue to employ Executive and Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.


         SECTION 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT PERIOD.

         (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this Section 2 ("Employment Period"). The Employment Period shall be for an initial term of three years beginning on the date of this Agreement and ending on the third anniversary date of this Agreement, plus such extensions, if any, as are provided pursuant to Sections 2(b) and (c).

         (b) Except as provided in Section 2(c), beginning on the day immediately following the date of this Agreement, the Employment Period shall automatically be extended for one (1) additional day each day, unless either the Holding Company or Executive elects not


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to extend the Agreement further by giving written notice to the other party, in which case the Employment Period shall end on the third anniversary of the date on which such written notice is given. For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on: (i) if a notice of non-extension has been given in accordance with this Section 2(b), the third anniversary of the date on which such notice was given; and (ii) in all other cases, the third anniversary of the date as of which the Remaining Unexpired Employment Period is being determined. Upon termination of Executive's employment with the Holding Company for any reason whatsoever, any daily extensions provided pursuant to this Section 2(b), if not previously discontinued, shall automatically cease.

         (c) In the event of a Change in Control, as defined in Section 14 of this Agreement, Section 2(b) shall no longer be applicable, and, notwithstanding any notice given pursuant to such Section 2(b), the Employment Period shall be automatically extended to the third anniversary of the date on which such Change in Control occurs, and shall be further extended automatically for one (1) additional day each day following such Change in Control, unless either Executive or the Holding Company elects not to extend the Employment Period further by giving written notice to the other party, in which case the Employment Period shall become fixed and shall end on the later of the last day of the Employment Period specified in such notice or the third anniversary of the date such written notice is given.

         (d) Nothing in this Agreement shall be deemed to prohibit the Holding Company at any time from terminating Executive's employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Holding Company and Executive in the event of any such termination shall be determined under this Agreement.


         SECTION 3. DUTIES.

         Executive shall serve as President and Chief Executive Officer of the Holding Company, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Holding Company and as are customarily associated with such positions. Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Holding Company and shall use his best efforts to advance the interests of the Holding Company.


         SECTION 4. CASH COMPENSATION.

         In consideration for the services to be rendered by Executive hereunder, the Holding Company shall pay to him a salary at an initial annual rate of TWO HUNDRED THOUSAND DOLLARS ($200,000), payable in approximately equal installments in accordance with the Holding Company's customary payroll practices for senior officers. Each February prior to each anniversary of the date of this Agreement occurring during the Employment Period, the Board shall review Executive's annual rate of salary and may, in its discretion, approve an increase therein. In addition to salary, Executive may receive other cash


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compensation from the Holding Company for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.


         SECTION 5. EMPLOYEE BENEFIT PLANS AND PROGRAMS.

         During the Employment Period, Executive shall be treated as an employee of the Holding Company and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) (collectively, "Benefit Plans") as may from time to time be maintained by, or cover employees of, the Holding Company, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Holding Company's customary practices. Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.


         SECTION 6. SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS.

         Without limiting the generality of Section 5 hereof, in the event that the amount of benefits or contributions Executive would have received or accrued under the benefit formulas of the tax-qualified Benefit Plans of the Holding Company is limited by Sections 401(a)(17), 401(k), 401(m), 402(g) or 415 of the Internal Revenue Code of 1986 ("Benefit Limitations"), the Holding Company shall provide Executive with supplemental benefits equal to the benefits attributable to employer contributions that he would have received if the Benefit Limitations did not apply. Such supplemental benefits shall be provided on a non-qualified, deferred compensation basis and shall be determined under the benefit formulas and actuarial assumptions of the applicable Benefit Plans. Payment of such supplemental benefits shall be made in the same manner and at the same time as payment of Executive's benefits under the applicable Benefit Plan.


         SECTION 7. INDEMNIFICATION.

         (a) During the Employment Period and for a period of six (6) years thereafter, the Holding Company shall cause Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Holding Company or service in other capacities at the request of the Holding Company. The coverage provided to Executive pursuant to this Section 7 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Holding Company.

         (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Holding Company shall


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indemnify Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Holding Company or any subsidiary or affiliate thereof.


         SECTION 8. OUTSIDE ACTIVITIES.

         Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Holding Company and generally applicable to all similarly situated executives. Executive may also serve as an officer or director of Carver Federal Savings Bank ("Bank"), a wholly owned subsidiary of the Holding Company, on such terms and conditions as the Holding Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with Executive's performance of his duties hereunder or otherwise result in a material breach of this Agreement. If Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Bank, he shall continue to perform services for the Holding Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.


         SECTION 9. WORKING FACILITIES AND EXPENSES.

         Executive's principal place of employment shall be at the Holding Company's executive offices at the address first above written, or at such other location within New York City at which the Holding Company shall maintain its principal executive offices, or at such other location as the Holding Company and Executive may mutually agree upon. The Holding Company shall provide Executive at his principal place of employment with a private office, secretarial services, an automobile and other support services and facilities suitable to his position with the Holding Company and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Holding Company shall reimburse Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, membership fees, dues, capital contributions or such other business-related charges required for, or related to, membership or participation in such clubs and organizations as Executive and the Holding Company shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Holding Company of an itemized account of such expenses in such form as the Holding Company may reasonably require.


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         SECTION 10. TERMINATION OF EMPLOYMENT.

         Executive shall be entitled to the severance benefits described in
Section 11 hereof in the event that his employment with the Holding Company terminates during the Employment Period under any of the following circumstances:

         (a)  prior to a Change in Control, as defined in Section 14 hereof:

              (i) the termination by the Holding Company of Executive's employment hereunder for any reason other than Disability, as defined in Section 12 hereof, Retirement, as defined in Section 13(a)(iv) hereof, or Cause, as defined in Section 13(a)(i) hereof; or

              (ii) Executive's voluntary resignation from employment with the Holding Company upon sixty (60) days written notice given within six full calendar months following:

                   (A) the failure of the Board to appoint or reappoint or elect or re-elect Executive to the office of President and Chief Executive Officer of the Holding Company;

                   (B) the failure of the stockholders of the Holding Company to elect or re-elect Executive to the Board or the failure of the Board (or the nominating committee thereof) to nominate Executive for such election or re-election;

                   (C) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Holding Company of its material failure, whether by amendment of the Holding Company's Organization Certificate or By-laws, action of the Board or the Holding Company's stockholders or otherwise, to vest in Executive the functions, duties, or responsibilities prescribed in Section 3 of this Agreement, unless, during such thirty (30) day period, the Holding Company cures such failure in a manner determined by Executive, in his discretion, to be satisfactory; or

                   (D) the expiration of a thirty (30) day period following the date on which Executive gives written notice to the Holding Company of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which Executive participates or a change in the Executive's fringe benefits and perquisites


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              which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Holding Company cures such failure in a manner determined by Executive, in his discretion, to be satisfactory; or

                   (E) the relocation of Executive's principle place of
              employment by more than 30 miles from its location at the effective date of this Agreement or any change in working conditions at such principal place of employment which Executive, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse; or

         (b) subsequent to a Change in Control, as defined in Section 14, Executive's voluntary or involuntary resignation or the termination by the Holding Company of Executive's employment hereunder, for any reason other than death, Disability or Cause.


         SECTION 11. SEVERANCE BENEFITS.

         Upon the termination of Executive's employment with the Holding Company under circumstances described in Section 10 of this Agreement, the Holding Company shall pay and provide to Executive (or, in the event of his death, to his estate):

         (a) his earned but unpaid compensation (including, without limitation, all items which constitute wages under Section 190.1 of the New York Labor Law and the payment of which is not otherwise provided for under this Section 11) as of the date of the termination of his employment with the Holding Company, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

         (b) the benefits, if any, to which he is entitled as a former employee under the Benefit Plans maintained for the benefit of the Holding Company's officers and employees;

         (c) continued group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to Section 11(b), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide coverage for Executive and his family equivalent to the coverage to which Executive would be entitled under the applicable Benefit Plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change in Control, on the date of such Change in Control, whichever benefits are greater), if Executive had continued working for the Holding Company during the Remaining Unexpired Employment Period, and during such period, Executive received the highest annual rate of compensation achieved during that portion of the Employment Period prior to Executive's termination of employment, such benefits to be provided without regard to whether


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Executive's continued participation in the applicable Benefit Plans is prohibited during such period and to include continuation coverage for Executive and members of his family following the expiration of the Remaining Unexpired Employment Period equivalent to the continuation coverage that they would be entitled to under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") if such benefits were provided under the applicable Benefit Plans; and

         (d) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment, in an amount equal to the present value of the salary that Executive would have earned if Executive had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Holding Company, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under
Section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Holding Company's regular payroll periods for its officers;

         (e) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment in an amount equal to the excess, if any, of:

              (i) the present value of the aggregate benefits to which Executive would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Holding Company, if Executive were 100% vested thereunder and had continued working for the Holding Company during the Remaining Unexpired Employment Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under Sections 11(a), (d), (h), (i) and (j) which would be credited under such plans had they been paid over the Remaining Unexpired Employment Period; over

              (ii) the present value of the benefits to which Executive is actually entitled under such defined benefit pension plans as of the date of his termination;

where such present values are to be determined using the mortality table ("Applicable Mortality Table") and interest rate ("Applicable Interest Rate") prescribed under Section 417(e)(3) of the Code;

         (f) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment in an amount equal to the present value of the additional employer contributions to which Executive would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Holding Company, and if Executive were 100% vested thereunder and


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had continued working for the Holding Company during the Remaining Unexpired
Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Executive's termination of employment and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable Interest Rate;

         (g) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment in an amount equal to the fair market value (determined as of the date of his termination of employment, or, if his termination of employment occurs after a Change in Control, on the date of such Change in Control, whichever value is greater) of any stock that would have been allocated or awarded to Executive under any and all stock-based qualified or non-qualified employee benefit plan or plans maintained by, or covering employees of, the Holding Company, if Executive were 100% vested thereunder and continued working for the Holding Company and during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to Executive's termination of employment;

         (h) the payments that would have been made to Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Holding Company if Executive had continued working for the Holding Company during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, such payments to be equal to the product of:

              (A) the maximum percentage rate at which an award was ever available to Executive under such incentive compensation plan; multiplied by

              (B) the salary that would have been paid to Executive during each such calendar year at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment with the Holding Company:

such payments to be made (without discounting for early payment) within thirty
(30) days following Executive's termination of employment;

         (i) at the election of Executive made within thirty (30) days following his termination of employment, upon the surrender of options or appreciation rights issued to Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Holding Company, a lump sum payment in an amount equal to the product of:

              (i) the excess of (A) the fair market value of a share of stock of the same class as the stock subject to the option or appreciation right,


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         determined as of the date of termination of employment, over (B) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

              (ii) the number of shares with respect to which options or appreciation rights are being surrendered.

    For purposes of this Section 11(i) and for purposes of determining Executive's right following his termination of employment with the Holding Company to exercise any options or appreciation rights not surrendered pursuant hereto, Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Holding Company, even if Executive is not vested under such plan or program;

         (j) at the election of the Executive made within thirty (30) days following Executive's termination of employment, upon the surrender of any shares awarded to Executive under any restricted stock plan maintained by, or covering employees of, the Holding Company or the Bank, a lump sum payment in an amount equal to the product of:

              (i) the fair market value of a share of stock of the same class of stock granted under such plan, determined as of the date of Executive's termination of employment; multiplied by

              (ii) the number of shares which are being surrendered.

    For purposes of this Section 11(j) and for purposes of determining Executive's right following his termination of employment with the Holding Company to any stock not surrendered pursuant hereto, Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Holding Company, even if he is not vested under such plan;

         (k) within thirty (30) days following his termination of employment with the Holding Company, a lump sum payment in an amount equal to the present value of the additional benefits to which Executive would have been entitled under Section 6 of this Agreement if Executive had continued working for the Holding Company during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to Executive's termination of employment, where such present value is to be determined using the Applicable Mortality Table and Applicable Interest Rate and assuming that the Benefit Limitations as in effect at the time of Executive's termination remained in effect during the Remaining Unexpired Employment Period.

The Holding Company and Executive hereby stipulate that the damages which may be incurred by Executive following any such termination of employment under the circumstances described in Section 10 of this Agreement are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this Section 11 constitute


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reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to Executive's efforts, if any, to mitigate damages.


         SECTION 12. TERMINATION FOR DISABILITY.

         (a) If, as a result of Executive's incapacity due to physical or mental illness, he shall have been absent from his duties with the Holding Company on a full-time basis for six (6) consecutive months, and within thirty
(30) days after written notice of potential termination is given he shall not have returned to the full-time performance of his duties, the Holding Company may terminate Executive's employment for "Disability" and Executive shall be entitled to the payments and benefits provided for under Sections 12(b) and (c). For purposes of this Section 12(a), "Disability" shall have the meaning set forth in the group long-term disability policy or plan maintained by the Holding Company for employees as in effect on the effective date of this Agreement, or if no plan or policy is maintained on such date, "Disability" shall mean a condition of total incapacity, mental or physical, for the performance of Executive's stated duties hereunder, which incapacity shall have been determined, by a doctor selected by the Holding Company and acceptable to Executive or his legal representatives, is likely to be permanent.

         (b) The Holding Company will pay Executive, as disability pay, three-quarters (3/4) of Executive's rate of salary as in effect pursuant to
Section 4 on the effective date of such termination, payable in approximately equal installments in accordance with the Holding Company's customary payroll practices. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of the Holding Company in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Holding Company; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; (iv) Executive's death; or (v) the expiration of the term of this Agreement. The disability pay shall be reduced by the amount, if any, paid to Executive under any plan of the Holding Company providing disability benefits to Executive.

         (c) The Holding Company will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by it for Executive prior to his termination for Disability. This coverage and payments shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Holding Company, in the same capacity as he was employed prior to his termination of Disability and pursuant to an employment agreement between Executive and the Holding Company; (ii) Executive's full-time employment by another employer; (iii) Executive's attaining the age of 65; (iv) Executive's death; or (v) the expiration of the term of this Agreement.

         (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.


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         SECTION 13. TERMINATION WITHOUT ADDITIONAL HOLDING COMPANY LIABILITY.

         (a) In the event that Executive's employment with the Holding Company shall terminate during the Employment Period on account of:

         (i) the discharge of Executive for "Cause," which, for purposes of this Agreement shall mean: (A) Executive intentionally engages in dishonest conduct in connection with his performance of services for the Holding Company resulting in his conviction of, or pleading guilty or nolo contendere to, a felony or any crime involving moral turpitude; (B) a material loss to the Holding Company or one of its affiliates caused by Executive's willful failure or refusal to perform his duties under this Agreement and his failure to cure such breach within sixty (60) days following written notice thereof from the Holding Company; (C) Executive breaches his fiduciary duties to the Holding Company for personal profit; or
    (D) Executive's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Holding Company;

         (ii) Executive's voluntary resignation from employment with the Holding Company for reasons other than those specified in Section 10; or

         (iii) Executive's death; or

         (iv) Executive's "Retirement," which, for purposes of this Agreement shall mean his voluntary termination at a time when he is eligible for a normal retirement benefit under the qualified defined benefit pension plan or plans of the Holding Company, or if no such plan is currently maintained, Executive's voluntary termination at or after the attainment of age 65;

then the Holding Company shall have no further obligations under this Agreement, other than the payment to Executive (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Holding Company.

         (b) For purposes of Section 13(a)(i)(B) or (D), no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Holding Company and its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Holding Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Holding Company. The cessation of employment of Executive shall not be deemed to be for "Cause" within the meaning of Section 13(a)(i) unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board,


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Executive is guilty of the conduct described in Section 13(a)(i) above, and specifying the particulars thereof in detail.

         SECTION 14. CHANGE IN CONTROL.

         A Change in Control in the Holding Company ("Change in Control") shall be deemed to have occurred upon the happening of any of the following events:

         (a) approval by the stockholders of the Holding Company of a transaction that would result in the reorganization, merger or consolidation of the Holding Company, respectively, with one or more other persons, other than a transaction following which:

              (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Holding Company; and

              (ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
         Act) at least 51% of the securities entitled to vote generally in the election of directors of the Holding Company;

         (b) the acquisition of all or substantially all of the assets of the Holding Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Holding Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Holding Company of any transaction which would result in such an acquisition;

         (c) a complete liquidation or dissolution of the Holding Company, or approval by the stockholders of the Holding Company of a plan for such liquidation or dissolution;

         (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of the Holding Company do not belong to any of the following groups:

              (i) individuals who were members of the Board of the Holding Company on the date of this Agreement; or

              (ii) individuals who first became members of the Board of the Holding Company after the date of this Agreement either:

                   (A) upon election to serve as a member of the Board of
              directors of the Holding Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                   (B) upon election by the stockholders of the Holding Company to serve as a member of the Board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

         provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Holding Company; or

         (e)  any event which would be described in Section 14(a), (b), (c) or
    (d) if the term "Bank" were substituted for the term "Holding Company" therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Holding Company, the Bank, or a subsidiary of either of them, by the Holding Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 14, the term "person" shall have the meaning assigned to it under Section 13(d)(3) or 14(d)(2) of the Exchange Act.


         SECTION 15. TAX INDEMNIFICATION.

         (a) This Section 15 shall apply if Executive's employment is terminated upon or following (i) a Change in Control (as defined in Section 14 of this Agreement); or (ii) a change "in the ownership or effective control" of the Holding Company or the Bank or "in the ownership of a substantial portion of the assets" of the Holding Company or the Bank within the meaning of Section 280G of the Code. If this Section 15 applies, then, if for any taxable year, Executive shall be liable for the payment of an excise tax under Section 4999 of the Code with respect to any payment in the nature of compensation made by the Holding Company, the Bank or any direct or indirect subsidiary or affiliate of the Holding Company or the Bank to (or for the benefit of) Executive, the Holding Company shall pay to Executive an amount equal to X determined under the following formula:

                             E x P
         X  =  ------------------------------------
               1 - [(FI x (1 - SLI)) + SLI + E + M]

         where

         E   =   the rate at which the excise tax is assessed under Section 4999 of the Code;

         P   =   the amount with respect to which such excise tax is assessed, determined without regard to this Section 15;

         FI  =   the highest marginal rate of income tax applicable to Executive under the Code for the taxable year in question;

         SLI = the sum of the highest marginal rates of income tax applicable to Executive under all applicable state and local laws for the taxable year in question; and


         M   =   the highest marginal rate of Medicare tax applicable to
                 Executive under the Code for the taxable year in question.

         With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Agreement, or otherwise, and on which an excise tax under Section 4999 of the Code will be assessed, the payment determined under this Section 15(a) shall be made to Executive on the earlier of (i) the date the Holding Company, the Bank or any direct or indirect subsidiary or affiliate of the Holding Company or the Bank is required to withhold such tax, or (ii) the date the tax is required to be paid by Executive.

         (b) Notwithstanding anything in this Section 15 to the contrary, in the event that Executive's liability for the excise tax under Section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in Section 15(a), Executive or the Holding Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under Section 15(a), when increased by the amount of the payment made to Executive under this Section 15(b) by the Holding Company, or when reduced by the amount of the payment made to the Holding Company under this Section 15(b) by Executive, equals the amount that should have properly been paid to Executive under Section 15(a). The interest paid under this Section 15(b) shall be determined at the rate provided under Section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to Executive under this Section 15, Executive shall furnish to the Holding Company a copy of each tax return which reflects a liability for an excise tax payment made by the Holding Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

         SECTION 16. COVENANT NOT TO COMPETE.

         Executive hereby covenants and agrees that, in the event of his termination of employment with the Holding Company prior to the expiration of the Employment Period for any reason other than the circumstances provided under
Section 10 hereof, for a period of one (1) year following the date of his termination of employment with the Holding Company (or, if less, for the Remaining Unexpired Employment Period), he shall not, without the written consent of the Holding Company, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity, that competes with the business of the Holding Company in any city, town or county in which the Holding Company has an office or has filed an application for regulatory approval to establish an office as of the date of Executive's termination of employment; provided, however, that if Executive's employment shall be terminated on account of Disability as provided in Section 12 of this Agreement, this Section 16 shall not prevent Executive from accepting any position or performing any services if
(a) he first offers, by written notice, to accept a similar position with, or perform similar services for, the Holding Company on substantially the same terms and conditions and (b) the Holding Company declines to accept such offer within ten (10) days after such notice is given.


         SECTION 17. CONFIDENTIALITY.

         Unless he obtains the prior written consent of the Holding Company, Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Holding Company or any entity which is a subsidiary of the Holding Company or of which the Holding Company is a subsidiary, any material document or information obtained from the Holding Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this Section 17 shall prevent Executive, with or without the Holding Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.


         SECTION 18. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.

         The termination of Executive's employment during the term of this Agreement or thereafter, whether by the Holding Company or by Executive, shall have no effect on the rights and obligations of the parties hereto under the Holding Company's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Holding Company from time to time.

         SECTION 19. SUCCESSORS AND ASSIGNS.

         This Agreement will inure to the benefit of and be binding upon Executive, his legal representatives and testate or intestate distributees, and the Holding Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Holding Company may be sold or otherwise transferred. Failure of the Holding Company to obtain from any successor its express written assumption of the Holding Company's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.


         SECTION 20. NOTICES.

         Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

         If to Executive:

                  Mr. Thomas L. Clark, Jr.
                  65 Kent Road
                  White Plains, New York  10603


         If to the Holding Company:

                  Carver Bancorp, Inc.
                  75 West 125th Street
                  New York, New York  10027
                  Attention:  Chairman of the Compensation Committee
                              of the Board of Directors

         with a copy to:

                  Thacher Proffitt & Wood
                  Two World Trade Center
                  New York, New York 10048
                  Attention:  Lisa M. Miller, Esq.


         SECTION 21. INDEMNIFICATION FOR ATTORNEYS' FEES.

         The Holding Company shall indemnify, hold harmless and defend Executive against reasonable costs, including legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Holding Company's obligations hereunder shall be conclusive evidence of Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.


         SECTION 22. SEVERABILITY.

         A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.


         SECTION 23. WAIVER.

         Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.


         SECTION 24. COUNTERPARTS.

         This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.


         SECTION 25. GOVERNING LAW.

         This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.


         SECTION 26. HEADINGS AND CONSTRUCTION.

         The headings of Sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any Section. Any reference to a Section number shall refer to a Section of this Agreement, unless otherwise stated.

         SECTION 27. ENTIRE AGREEMENT; MODIFICATIONS.

         This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.


         SECTION 28. GUARANTEE.

         The Holding Company hereby agrees to guarantee the payment by the Bank of any benefits and compensation to which Executive is or may be entitled to under the terms and conditions of the amended and restated employment agreement dated as of April 1, 1997, by and between the Bank and Executive, a copy of which is attached hereto as Exhibit A ("Bank Agreement").


         SECTION 29. NON-DUPLICATION.

         In the event that Executive shall perform services for the Bank or any other direct or indirect subsidiary of the Holding Company, any compensation or benefits provided to Executive by such other employer shall be applied to offset the obligations of the Holding Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to Executive for all services to the Holding Company and all of its direct or indirect subsidiaries.

         SECTION 30. REQUIRED REGULATORY PROVISIONS.

         Notwithstanding anything herein contained to the contrary, any payments to Executive by the Holding Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

         IN WITNESS WHEREOF, the Holding Company has caused this Agreement to be executed and Executive has hereunto set his hand, all as of the day and year first above written.





                                            /s/ Thomas L. Clark, Jr.
                                            ------------------------------------
                                                   THOMAS L. CLARK, JR.








                                            CARVER BANCORP, INC.


                                            By: /s/ David R. Jones
                                               ---------------------------------
                                                 Name:   David R. Jones
                                                 Title:  Chairman of the Board